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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A

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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                           FIRST FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                                    Tennessee
                    (State of incorporation or organization)

                                   62-1474162
                                (I.R.S. Employer
                               Identification No.)

                           1691 North Mt. Juliet Road
                           Mt. Juliet, Tennessee 37122
                    (Address of principal executive offices)

     Securities to be registered pursuant to Section 12(b) of the Act: NONE

             Title of each class to be so registered: Not Applicable

  Name of each exchange on which each class is to be registered: Not Applicable

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

   Securities to be registered pursuant to Section 12(g) of the Exchange Act:

                          Common Stock, $2.50 Par Value
                                (Title of Class)


Securities Act registration statement file number to which this form relates:
33-42622.

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The Registrant is authorized to issue 5,000,000 shares of its common voting stock, par value $2.50 (the "Common Stock"). There were 941,646 shares of the Common Stock were issued and outstanding at January 27, 1998, exclusive of shares reserved for options. These shares are entitled to one vote each on all matters to be voted upon by the shareholders of the Company. Each share of the Common Stock is entitled to one vote on all matters submitted to the Shareholders.

         The Company is authorized to issue 5,000,000 shares of preferred shares, the series, terms, and other provisions of which may be fixed by the Board of Directors. No preferred shares are issued or outstanding and none are committed for issuance at December 31, 1997.

         No Company securities are registered or to be registered on any exchange. No Company securities are listed or traded on any recognized exchange or in any public trading market.


ITEM 2. EXHIBITS.

List below all exhibits filed as a part of the registration statement:

Exhibit 3(i)     First Financial Corporation - Charter, as amended

Exhibit 3(ii)    First Financial Corporation - Bylaws, as amended

Exhibit 4.1      First Financial Corporation - Charter, as amended
                 (See Exhibit 3(i))

Exhibit 4.2      First Financial Corporation - Bylaws, as amended
                 (See Exhibit 3(ii))

Exhibit 10.1     First Financial Corporation - 1993 Stock Option Plan

Exhibit 10.2     First Financial Corporation - 1996 Dividend Reinvestment Plan




                                      (ii)

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                             FIRST FINANCIAL CORPORATION
                                                      (Registrant)





Date: February 9, 1998                       By:  /s/ David Major
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                                                  David Major, Chairman





                                      (iii)